Exhibit 99

Ensysce Biosciences Postpones Special Meeting of Stockholders to December 29, 2023

SAN DIEGO, CA, December 19, 2023 — Ensysce Biosciences, Inc. (“Ensysce” or the “Company”) (NASDAQ: ENSC), today announced that the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on December 20, 2023 at 9:00 a.m. Pacific Time has been postponed due to lack of the required quorum.

A quorum consists of one third of the outstanding shares of our common stock (present in person (including virtually) or represented by proxy). There would be fewer than one third of the outstanding shares of our common stock (present in person (including virtually) or represented by proxy) present, either in person or by proxy at the time of the meeting. The Special Meeting therefore would have had no quorum, and the meeting was postponed to 9:00 a.m. Pacific Time on Friday, December 29, 2023, to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on November 13, 2023.

Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Stockholders who held Company common stock as of the record date of October 30, 2023 can vote, even if they have subsequently sold their shares, at https://www.iproxydirect.com/ensc. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting. The meeting will be held via live audio-only webcast at https://agm.issuerdirect.com/ensc.

During the postponement, the Company expects to continue to solicit votes from its stockholders with respect to the proposals set forth in the Company’s proxy statement.

If the number of additional shares of common stock voted at the postponed Special Meeting is not sufficient to reach a quorum, the Company may seek to postpone the Special Meeting again, which will require the Company to incur additional costs.

About Ensysce Biosciences

Ensysce Biosciences is a clinical-stage company using its proprietary technology platforms to develop safer prescription drugs. Leveraging its Trypsin-Activated Abuse Protection (TAAP) and Multi-Pill Abuse Resistance (MPAR®) platforms, the Company is developing unique, tamper-proof treatment options for pain that minimize the risk of both drug abuse and overdose. Ensysce’s products are anticipated to provide safer options to treat patients suffering from severe pain and assist in preventing deaths caused by medication abuse. The platforms are covered by an extensive worldwide intellectual property portfolio for a wide array of prescription drug compositions. For more information, please visit www.ensysce.com.

Forward-Looking Statements

Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Without limiting the foregoing, the use of words such as “may,” “intends,” “can,” “might,” “will,” “expect,” “plan,” “possible,” “believe” and other similar expressions are intended to identify forward-looking statements. The product candidates discussed are in clinic and not approved and there can be no assurance that the clinical programs will be successful in demonstrating safety and/or efficacy, that Ensysce will not encounter problems or delays in clinical development, or that any product candidate will ever receive regulatory approval or be successfully commercialized. All forward-looking statements are based on estimates and assumptions by Ensysce’s management that, although Ensysce believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Ensysce expected. In addition, Ensysce’s business is subject to additional risks and uncertainties, including among others, the initiation and conduct of preclinical studies and clinical trials; the timing and availability of data from preclinical studies and clinical trials; expectations for regulatory submissions and approvals; potential safety concerns related to, or efficacy of, Ensysce’s product candidates; the availability or commercial potential of product candidates; the ability of Ensysce to fund its continued operations, including its planned clinical trials; the dilutive effect of stock issuances from our fundraising; and Ensysce’s and its partners’ ability to perform under their license, collaboration and manufacturing arrangements. These statements are also subject to a number of material risks and uncertainties that are described in Ensysce’s most recent quarterly report on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which it was made. Ensysce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required under applicable law.

Ensysce Biosciences Company Contact:

Lynn Kirkpatrick, Ph.D.

Chief Executive Officer

(858) 263-4196

Ensysce Biosciences Investor Relations Contact:

Shannon Devine

MZ North America

Main: 203-741-8811

ENSC@mzgroup.us

Source: Ensysce Biosciences Inc.